As filed with the Securities and Exchange Commission on March 2, 2009

Registration No. 333-155758

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

Post-Effective Amendment No. 2
to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_________________________

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

        Republic of the Marshall Islands                                                                                                                                                                98-043-9758
                 (State or other jurisdiction of                                                                                                                                            (I.R.S. Employer
                 incorporation or organization)                                                                                                                                          Identification No.)
299 Park Avenue, 20th Floor
New York, New York 10171
(646) 443-8550
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

John C. Wobensmith
Chief Financial Officer
299 Park Avenue, 20th Floor
New York, New York 10171
(646) 443-8550

(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________

Copies To:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Thomas E. Molner, Esq.
(212) 715-9100

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒ Accelerated filer ☐

                        Non-accelerated filer    ☐          Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement (File No. 333-155758) is being filed solely for the purpose of amending the registration statement to convert it from a Form S-3ASR (automatic shelf registration statement) to a Form S-3 (non-automatic shelf registration statement), as the Registrant ceased to be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act) upon the filing of its Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 2, 2009.

GENCO SHIPPING & TRADING LIMITED

By:  /s/ John C. Wobensmith
        John C. Wobensmith, Chief Financial Officer

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     Name                                                                                   Title                                                      Date

/s/ Peter C. Georgiopoulos*	Chairman of the Board and Director	March 2, 2009
Peter C. Georgiopoulos

/s/ Robert Gerald Buchanan*	President	March 2, 2009
Robert Gerald Buchanan	(Principal Executive Officer)

/s/ John C. Wobensmith	Chief Financial Officer, Secretary	March 2, 2009
John C. Wobensmith	and Treasurer (Principal Financial
and Accounting Officer)

/s/ Stephen A. Kaplan*	Director	March 2, 2009
Stephen A. Kaplan

/s/ Nathaniel C.A. Kramer*	Director	March 2, 2009
Nathaniel C.A. Kramer

/s/ Harry A. Perrin*	Director	March 2, 2009
Harry A. Perrin

/s/ Mark F. Polzin*	Director	March 2, 2009
Mark F. Polzin

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/s/ Robert C. North*                                                                                Director                                                                                         March 2, 2009
Rear Admiral Robert C. North,
USCG (ret.)

/s/ Basil G. Mavroleon*                                                                          Director                                                                                         March 2, 2009
Basil G. Mavroleon

* Pursuant to powers of attorney executed by each of the above-named officers and directors and previously filed with the Securities and Exchange Commission.

By:  /s/ John C. Wobensmith
        John C. Wobensmith, attorney-in-fact

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EXHIBIT INDEX

1.1	Form(s) of Underwriting Agreement with respect to Debt Securities.*

1.2	Form of Underwriting Agreement with respect to Preferred Stock.*

1.3	Form of Underwriting Agreement with respect to Common Stock.*

4.1	Form of Indenture.**

4.2	Form(s) of Debt Securities.*

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S−1 (Amendment No. 3) (No. 333−124718) filed on July 18, 2005).

4.4	Form of Shareholders’ Rights Agreement (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S−1 (Amendment No. 3) (No. 333−124718) filed on July 18, 2005).

4.5	Certificate of Designation of Preferred Stock.*

4.6	Form of Preferred Stock Certificate.*

4.7	Form of Warrant Agreement (including form of warrant).*

4.8	Form of Unit Agreement (including form of unit certificate).*

4.9
Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (the “Company”) as adopted on July 5, 2005 (incorporated by reference to Exhibit 3.1 to registrant’s Registration Statement on Form S-1 (Amendment No. 2) (No. 333-124718) filed on July 6, 2005).

4.10	Amended and Restated Bylaws of the Company as adopted April 4, 2006 (incorporated by reference to Exhibit 3.2 to registrant’s report on Form 8-K dated April 4, 2006 (File No. 000-5142).

4.11
Articles of Amendment of Articles of Incorporation of the Company as adopted July 21, 2005 (incorporated by reference to Exhibit 3.3 to the registrant’s Registration Statement on Form S-1 (Amendment No. 6) (No. 333-124718) filed on July 21, 2005).

4.12
Articles of Amendment of Articles of Incorporation of the Company as adopted May 18, 2006 (incorporated by reference to Exhibit 3.1 to the registrant’s report on Form 8-K dated May 18, 2006 (File No. 000-5142).

5.1	Opinion of Reeder & Simpson P.C., Marshall Islands counsel to Genco, as to the legality of securities being registered.**

5.2	Opinion of Kramer Levin Naftalis & Frankel LLP, U.S. counsel to Genco, as to the legality of securities being registered.**

12.1	Computation of Ratio of Earnings to Fixed Charges.**

23.1	Consent of Reeder & Simpson P.C. (included as part of Exhibit 5.1).**

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23.2	Consent of Kramer Levin Naftalis & Frankel LLP (included as part of Exhibit 5.2).**

23.3	Consent of Deloitte & Touche LLP.

24.1	Power of attorney.**

25.1	Statement of Eligibility of Trustee on Form T-1. *
 _______________________
*
To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**	Previously filed.

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